Exhibit 99.1

KULR Technology Group Reports Preliminary First Quarter 2021 Financial Results & Reminder of its Water Tower Research Fireside Chat Event

Company Anticipates 400% Year-over-Year Revenue Growth in Preliminary First Quarter 2021 Financial Results

SAN DIEGO / GLOBENEWSWIRE / May 04, 2021 / KULR Technology Group, Inc. (OTCQB: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, today announced its unaudited preliminary financial results for the first quarter of 2021 ending March 31st, 2021. The Company is also providing a reminder that CEO Michael Mo and President and COO Keith Cochran will participate in the Water Tower Research Fireside Chat event on Wednesday, May 5, 2021 at 2:00 p.m. EDT.

Q1 Financial highlights:

●	Revenue for the three months ended March 31, 2021 is estimated at $410,000, an increase of over 400%, compared with $77,509 for the three months ended March 31, 2020

●	Gross profit for the three months ended March 31, 2021 is estimated at $140,000, an increase of over 170%, compared with $51,574 for the three months ended March 31, 2020

Water Tower Research Fireside Chat Event:

Michael Mo, KULR Chief Executive Officer, and Keith Cochran, KULR President & COO, will participate in Water Tower Research’s Fireside Chat Series on Wednesday, May 5, 2021 at 2:00 PM EDT.

Discussion Topic: Driving KULR’s Growth and Commercialization Strategy

The fireside chat is open to all investors and interested parties. Those participating in the event must register using the link below. Please note that registration for the live event is limited but may be accessed at any time for replay after the presentation ends until May 19, 2021, utilizing the same registration link.

Registration Link: https://globalmeet.webcasts.com/starthere.jsp?ei=1460250&tp_key=64320f3e98

CEO Commentary:

“We expect strong revenue growth in the first quarter and throughout 2021, as we continue to build out our management team for mass market applications and scaled-up manufacturing,” said Michael Mo. “Our focus on expanding application areas for our technologies is showing results. In April, we broadened our product offering by launching high-capacity lithium battery packs targeting the $127-billion commercial drone market. The announcement was a first step in KULR’s overall strategy of targeting adjacent markets complementary to our established battery safety and thermal management products. KULR intends to expand into additional e-mobility markets in the coming year.”

“The contribution our technology brought to the Mars 2020 Mission Perseverance Rover, which successfully landed on Mars in February, was an extremely rewarding corporate milestone. Our space-proven technology is now being applied to develop thermal management testing and design platform for high-performance electric vehicle motorsports with our recently announced partnership with Andretti Technologies, the technology arm of Andretti Autosport. This partnership will also focus on developing peak performance and high-safety-rating battery products for mass market EV applications,” added Mr. Mo.

About KULR Technology Group Inc.

KULR Technology Group Inc. (OTCQB: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

Derek.Newton@KULRTechnology.com

Investor Relations:

KULR Technology Group Inc.

Main: (888) 367-5559

IR@KULRTechnology.com